Exhibit 10.2

REVOLVING CREDIT NOTE

$4,425,000	St. Louis, Missouri

September 26, 2005

FOR VALUE RECEIVED, AMSBRA, LTD. (“Borrower”) promises to pay to the order of BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC. ("Lender") in lawful money in immediately available funds at its offices located at 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114, the principal sum of FOUR MILLION FOUR HUNDRED TWENTY FIVE THOUSAND DOLLARS ($4,425,000) ("Total Facility") or such lesser amount as may be outstanding hereunder, together with interest from the date of disbursement of funds hereunder at the interest rate per annum set forth below.

Capitalized terms used in this Note and not otherwise defined herein will have the same meanings given such terms in the Loan Agreement of even date herewith (the “Loan Agreement”) between Borrower and Lender.

1.

Rate of Interest. Interest on each advance (each, a "Prime Rate Loan") hereunder shall accrue at the greater of (a) the Prime Rate, as and when such rate changes, plus 0.075% per annum, and (b) 7.00% per annum, compounded monthly, subject to the applicability of the Default Rate. Interest calculations under this Note will be computed on the basis of 360 days per year for the actual number of days in each interest period.

2.

Loan Documents. This Note is issued in connection with the Loan Agreement. All references to the Loan Agreement will include all amendments thereto as made from time to time. The terms, covenants, conditions, stipulations and agreements contained in the Loan Agreement are hereby made a part hereof to the same extent and effect as if they were fully set forth herein. This Note, any Guarantee, the Loan Agreement, and all related loan and security documents are referred to herein as the “Loan Documents”.

3.	Payments and Application of Payments.
3.1

On January 1, 2008 and on the first day of each month thereafter continuing to and including December 1, 2011, the Borrower shall pay equal, monthly installments of the principal balance outstanding as of December 31, 2005, together with all accrued and unpaid interest on the principal balance outstanding as of such date.

3.2

Any remaining outstanding principal balance of all Prime Rate Loans, all accrued and unpaid interest thereon, and all other amounts due under the Loan Documents will be due and payable in full on December 31, 2011.

3.3	Borrower may prepay all or any portion of this Note at any time without premium or penalty. Payments received will be applied in such order as Lender may elect.

4.

Late Payments. If Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 5 calendar days of the date due and payable, Borrower also shall pay to Lender a late charge equal to the greater of two and one-half percent (2.5%) of the amount of such payment or fifty dollars ($50.00) (the “Late Charge”).

5.	Advances.
5.1

At any time through March 31, 2006, Borrower may borrow, repay, and reborrow under this Note subject to the terms, conditions, and limits set forth herein and in the Loan Agreement. Lender is authorized to record in its books and records the date and amount of each advance and payment hereunder, and other information related thereto, which books and records will constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure of Lender to record, or any error in recording, any such information will not relieve Borrower of any of its obligations under this Note or any of the other Loan Documents. Notwithstanding the foregoing, Lender will not make any advance under this Note which would cause the outstanding principal balance under this Note to exceed the Total Facility.

5.2

Any request by Borrower for a Prime Rate Loan must be received by Lender not later than 3:00 p.m. (St. Louis, Missouri time) on the proposed borrowing date (which must be a Business Day). Each request for an advance under this Note will be irrevocable by Borrower. Lender will have no liability in acting upon any request that Lender believes in good faith to have been given on behalf of Borrower and will have no duty to verify the authenticity of the signature(s) appearing on any written request and no duty to verify the identity of any person making any telephonic request. Any disbursement of funds pursuant to a telephonic or written request for an advance under this Note will be subject to all of the terms and conditions of the Loan Agreement. Upon the making of any request for an advance, Borrower will be deemed to have made all of the representations and warranties set forth in the Loan Agreement on and as of the date of such request except for those representations and warranties which were made specific to the effective date of the Loan Agreement.

5.3

Each request for an advance under this Note will be subject to all of the terms and conditions of this Note and the Loan Agreement. Without limiting the generality of the foregoing, Lender will have no duty to make any advance hereunder if insufficient funds remain available pursuant to the Total Facility or any other maximum amount limitations set forth herein or in any of the Loan Documents.

6.

Events of Default. Immediately and automatically upon the filing by or against Borrower or any Guarantor of a petition in bankruptcy, for a reorganization, arrangement or debt adjustment, or for a receiver, trustee, or similar creditors' representative for its, his or her property or any part thereof, (and if such petition or proceeding is an involuntary petition or proceeding filed against Borrower or such Guarantor without his, her or its acquiescence therein or thereto at any time, the same is not promptly contested and, within 60 days of the filing of such involuntary petition or proceeding, dismissed or discharged), or the making of any general assignment by Borrower or any Guarantor for the benefit of creditors, or Borrower or any Guarantor dissolves or is the subject of any dissolution, winding up or liquidation or, at the option of Lender, immediately upon the occurrence and after the lapse of any applicable cure periods of any other Event of Default, in any case without demand or notice of any kind (which are hereby expressly waived): (a) the outstanding principal balance hereunder together with all accrued and unpaid interest thereon, and any additional amounts secured by the Loan Documents, will be accelerated and become immediately due and payable, (b) Borrower will pay to Lender all reasonable costs and expenses (including reasonable Attorneys' Fees) incurred by Lender in connection with Lender's efforts to collect the indebtedness evidenced hereby, (c) Lender may offset and apply to all or any part of the indebtedness evidenced hereby all moneys, credits and other property of any nature whatsoever of Borrower now or hereafter in the possession of, in transit to or from, under the control or custody of or on deposit with (whether held by Borrower individually or jointly with another party), Lender or any affiliate of Lender, and (d) Lender may exercise from time to time any of the rights and remedies available to Lender under the Loan Documents or applicable law. Upon and after the occurrence of any Event of Default or the maturity of this Note (by acceleration or otherwise), the principal balance of this Note, together with any arrearage of interest, will bear interest until paid in full, whether before or after judgment, at the Default Rate and Lender will have no further obligation to make advances under this Note or any of the Loan Documents. Borrower, all other makers, co-signers and indorsers waive presentment, demand, protest, and notice of demand, protest, non-payment and dishonor. Borrower also waives all defenses based on suretyship or impairment of collateral. If any Event of Default under this Agreement has occurred and is continuing, and after the expiration of any applicable cure periods, in addition to all of the other rights and remedies of the Lender, Lender may, at its option, convert this Note into shares of the Company's common stock, (the "Common Stock"), on the terms and conditions set forth in the Loan Agreement.

7.	Miscellaneous.
7.1

Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Lender’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or reasonable fees and expenses of any attorneys which Lender may employ. In addition, the Default Rate reflects the increased credit risk to Lender of carrying a loan that is in default. Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by Lender, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

7.2

Nothing contained in this Note regarding late charges or the Default Rate will be construed in any way to extend the due date of any payment or waive any payment default, and each such right is in addition to, and not in lieu of, the other and any other rights and remedies of Lender hereunder, under any of the Loan Documents or under applicable law (including, without limitation, the right to interest, reasonable Attorneys' Fees and other expenses).

7.3

After the initial term of this Note, Lender in its sole discretion may extend or renew the Total Facility and this Note by accepting from Borrower a new note which will be deemed to be the "Revolving Credit Note" referred to in the Loan Agreement. In no event will Lender be under any obligation to extend or renew the Total Facility or this Note beyond the initial term thereof.

7.4

This Note will bind Borrower and the successors and assigns of Borrower, and the benefits hereof will inure to the benefit of Lender and its successors and assigns. All references herein to "Borrower" and "Lender" will be deemed to apply to Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign this Note in whole or in part without the prior written consent of Lender, and Lender at any time may assign this Note in whole or in part (but no assignment by the Lender of less than all of this Note will operate to relieve Borrower from any duty to Lender with respect to the unassigned portion of this Note).

7.5

If any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision in this Note; provided, however, that if the provision that is the subject of such prohibition or invalidity pertains to repayment of this Note, then, at the option of Lender, all of the obligations hereunder will become immediately due and payable.

7.6

If from any circumstances whatsoever the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event will any exaction of interest be possible under this Note in excess of the limit of such validity. In no event will Borrower be bound to pay interest of more than the legal limit and the right to demand any such excess is hereby expressly waived by Lender.

7.7

No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, under any of the other Loan Documents or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, Default or Event of Default or affect any other or subsequent breach, Default or Event of Default of the same or a different nature. No waiver of any breach, Default or Event of Default, nor any modification, waiver, discharge or termination of any provision of this Note, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to this Note, and then such modification, waiver, discharge or termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same or any similar or other circumstance.

7.8

No single or partial exercise of any right or remedy by Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder, under any of the other Loan Documents or now or hereafter existing at law or in equity are cumulative and none of them will be exclusive of the others or of any other right or remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lender may deem appropriate.

7.9

If any demand is made at any time upon Lender for the repayment or recovery of any amount or amounts received by it in payment or on account of any of the Obligations and if Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, Borrower will be and remain liable hereunder for the amount or amounts so repaid or recovered to the same extent as if such amount or amounts had never been received originally by Lender. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment, and any such contrary action so taken will be without prejudice to Lender's rights under this Note and will be deemed to have been conditioned upon such payment having become final and irrevocable.

7.10	Time is of the essence in the performance of this Note.
7.11

This Note has been delivered and accepted at and will be deemed to have been made at St. Louis, Missouri and will be interpreted and the rights and liabilities of Borrower and Lender determined in accordance with the laws of the State of Missouri, without regard to conflict of laws principles.

7.12

All controversies, disputes or claims arising between the Lender, its Affiliates and their respective shareholders, partners, officers, directors, employees, agents and attorneys (in their representative capacity) and Borrower arising out of or related to the relationship of the parties hereto, shall be resolved as set forth in the Loan Agreement. To the fullest extent provided in the Loan Agreement, Borrower hereby irrevocably agrees and submits to the jurisdiction of any state or federal court located within the City or County of St. Louis, Missouri.

7.13

Borrower and Lender each waive any right to trial by jury in any action or proceeding relating to this Note, the Loan Documents, the collateral described therein, or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

7.14

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS NOTE. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

AMSBRA, LTD.
Borrower

By: /s/ Rupert Ashe
Print Name: Rupert Ashe
Title: